                         HARTFORD LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY

                                  David T. Foy
                                  Lynda Godkin
                                 Thomas M. Marra
                                Lowndes A. Smith
                               Raymond P. Welnicki
                               Lizabeth H. Zlatkus
                              David M. Znamierowski

do hereby jointly and severally authorize Lynda Godkin, Christine Repasy, Marianne O'Doherty, Thomas S. Clark and Marta Czekajewski to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the Hartford Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.


/s/ David T. Foy                                    Dated as of January 15, 2000
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David T. Foy


/s/ Lynda Godkin                                    Dated as of January 15, 2000
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Lynda Godkin


/s/ Thomas M. Marra                                 Dated as of January 15, 2000
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Thomas M. Marra


/s/ Lowndes A. Smith                                Dated as of January 15, 2000
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Lowndes A. Smith


/s/ Raymond P. Welnicki                             Dated as of January 15, 2000
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Raymond P. Welnicki


/s/ Lizabeth H. Zlatkus                             Dated as of January 15, 2000
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Lizabeth H. Zlatkus


/s/ David M. Znamierowski                           Dated as of January 15, 2000
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David M. Znamierowski